                                                                     EXHIBIT 11
FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share earnings)
Unaudited

                                                                     Three Months Ended         Six Months Ended
                                                                          June 30,                  June 30,
                                                                   ---------------------      ----------------------
                                                                     1996         1995          1996          1995
                                                                  ---------    ---------      ---------     --------
Primary earnings per share:

  Earnings per share numerator:
    After tax earnings (loss)                                    $  3,466      $ (22,519)     $ 32,300      $  9,453
    Preferred stock dividends                                          -          (1,641)           -         (3,281)
                                                                 ---------     ---------      --------      --------
  After tax earnings (loss) applicable to common stock              3,466        (24,160)       32,300         6,172

    Tax benefit from sale of discontinued operations                   -          66,000            -         66,000
    Loss on early extinguishment of debt, after tax                    -            (227)           -           (400)
                                                                 --------      ---------      --------      --------
  Net income for per share computation                           $  3,466      $  41,613      $ 32,300      $ 71,772
                                                                 ========      =========      ========      ========

  Earnings per share denominator:
    Average common shares outstanding                               7,638          7,662         7,660         8,013
    Dilutive options, warrants and performance shares                 683            528           683           533
                                                                 --------      ---------      --------      --------
    Shares for per share computation                                8,321          8,190         8,343         8,546
                                                                 ========      =========      ========      ========

  Primary earnings per share:
    After tax earnings (loss)                                    $    .42      $   (2.95)     $   3.87      $    .72
    Net income                                                        .42           5.08          3.87          8.40

Fully diluted earnings per share
  Earnings per share numerator:
    After tax earnings (loss)                                    $  3,466      $ (22,519)     $ 32,300      $  9,453
    Preferred stock dividends, if applicable                           -              -             -             -
                                                                 --------      ---------      --------      --------
  After tax earnings (loss) applicable to common stock              3,466        (22,519)       32,300         9,453

    Tax benefit from sale of discontinued operations                   -          66,000            -         66,000
    Loss on early extinguishment of debt, after tax                    -            (227)           -           (400)
                                                                 --------      ---------      --------      --------
  Net income for per share computation                           $  3,466      $  43,254      $ 32,300      $ 75,053
                                                                 ========      =========      ========      ========

  Earnings per share denominator:
    Average common shares outstanding                               7,638          7,662         7,660         8,013
    Dilution for options, warrants and performance shares             683            529           683           532
    Dilution for preferred stock, if applicable                        -           1,054            -          1,051
                                                                 --------      ---------      --------      --------
    Shares for per share computation                                8,321          9,245         8,343         9,596
                                                                 ========      =========      ========      ========

  Fully diluted earnings per share:
    After tax earnings (loss)                                    $    .42      $   (2.44)     $   3.87      $    .99
    Net income                                                        .42           4.68          3.87          7.82

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NOTE: The Voting Preferred Stock Series D is not a common stock equivalent.